Exhibit 99.1

HealthLynked Expands Board of Directors With Addition of Two Leading Insurance Executives: Chris G. Pulos of Marsh McLennan and Jason Bishara of NSI Insurance

NAPLES, Fla., Dec. 02, 2025 (GLOBE NEWSWIRE) — via IBN — HealthLynked Corp. (OTCQB:HLYK), an AI-driven global healthcare network focused on improving care coordination and reducing healthcare costs, today announced the appointment of two nationally recognized leaders in insurance, employer benefits, and healthcare risk management to its Board of Directors: Chris G. Pulos, Senior Vice President of Employee Health & Benefits at Marsh McLennan Agency, and Jason Bishara, senior insurance executive at NSI Insurance Group.

These additions bring deep industry expertise as HealthLynked expands large-scale collaborations with payers, employer groups, and healthcare organizations seeking to improve outcomes through AI-powered care navigation and interoperable health data.

Chris G. Pulos: Employer Benefits & Value-Based Healthcare Strategist With 35 Years of Leadership

Mr. Pulos brings more than three decades of experience advising major employers, health systems, and national payors on benefit design, cost containment, data-driven plan management, and value-based care strategies. As Senior Vice President at Marsh McLennan Agency—one of the world’s largest employee benefits advisory firms—he has guided some of the most advanced employer health programs in the country.

“Chris’s expertise in how employer groups and payers structure and fund healthcare delivery is invaluable as we expand partnerships with insurers and Accountable Care Organizations,” said Dr. Michael Dent, Founder, CEO, and Chairman of HealthLynked. “His insight into cost-control initiatives and risk-based benefit design will help us align the HealthLynked Network and our AI platform, ARI, with the needs of the nation’s largest health purchasers.”

“HealthLynked is solving one of healthcare’s biggest problems—connecting patients, providers, and payers with real-time data and AI,” Pulos said. “The industry has talked about interoperability and cost transparency for years. HealthLynked is actually delivering it, and I’m excited to help accelerate adoption among employers and insurers.”

Jason Bishara: Insurance and Fintech Innovator Focused on Risk Alignment for AI-Driven Healthcare Transformation

With more than 25 years of experience across insurance, banking, and fintech, Mr. Bishara brings deep expertise in risk management, capital markets, and executive liability. As Financial Practice Leader at NSI Insurance Group, he develops innovative insurance and risk-mitigation solutions that support better decision-making in high-stakes environments. That perspective will be invaluable as HealthLynked advances AI-driven care coordination and cost efficiency, where managing system-wide risk, ensuring trust, and protecting stakeholders are critical to scaling global healthcare transformation.

“Jason’s experience at the intersection of insurance, and technology is a perfect fit for where HealthLynked is heading,” said Dr. Dent. “As our AI-driven care navigation and appointment-booking solutions roll out to large insurers and employer groups, his understanding of risk alignment will be instrumental.”

“I’m thrilled to join the Board at a time when HealthLynked is scaling nationwide,” Bishara added. “The platform has the potential to meaningfully reduce healthcare costs while enhancing patient outcomes—exactly what employers and payers are demanding.”

Strengthening Governance to Support National Expansion and NASDAQ listing

The addition of Pulos and Bishar reflects HealthLynked’s ongoing strategy to strengthen its independent Board with leaders across insurance, healthcare delivery, digital health, and capital markets. Their combined expertise will support HealthLynked as it:

●	Expands partnerships with major insurers, employer groups, and ACOs

●	Deploys ARI, its patented AI healthcare guide developed with OpenAI

●	Advances national initiatives such as the “Kill the Clipboard” movement, the 21st Century Cures Act interoperability mandates, and the federal Genesis Mission AI acceleration effort announced on November 24, 2025

●	Scales its platform of healthcare providers in the US and serving more than one million users

●	Supports payers and employers in reducing cost, improving access, and enhancing care coordination

●	Completes its listing to Nasdaq Capital Markets

About HealthLynked Corp.

HealthLynked Corp. enhances healthcare through personalized care management that improves outcomes and reduces costs. Its cloud-based platform connects patients with providers for virtual or in-office appointments and consolidates medical records into one secure, accessible location.

With AI-driven insights and integrated telehealth services, HealthLynked empowers patients and providers to coordinate care more effectively, while delivering substantial savings on prescriptions and healthcare services. The platform supports enterprise partnerships, offering scalable solutions to healthcare networks and digital health innovators.
Learn more at www.hlykgroup.com

Download the HealthLynked App:

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●	Google Play Store

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Such statements are inherently uncertain and may differ materially from actual results. Forward-looking statements reflect management’s current expectations and are subject to risks, uncertainties, and assumptions. HealthLynked disclaims any obligation to update these statements except as required by law.

Investor & Media Contact

HealthLynked Corp.
1265 Creekside Parkway, Suite 200
Naples, FL 34108
Phone: +1 (800) 928-7144
Email: IR@healthlynked.com

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